Exhibit 10.2
EXECUTION COPY
CONVERSION, SUPPORT AND RELEASE AGREEMENT
     THIS AGREEMENT, dated as of July 31, 2006 (the “Agreement”), is by and among LJH, Ltd., a Texas limited partnership (“LJH”), Owl Creek I, L.P., Owl Creek II L.P., Owl Creek Overseas Fund, Ltd. and Owl Creek Overseas Fund II, Ltd., (together, the “Owl Creek Investors,” and together with LJH, the “Investors”), TIMCO Aviation Services, Inc., a Delaware corporation (the “Company”), and TAS Holding, Inc., a Delaware corporation (“Newco”), with respect to the Agreement and Plan of Merger of even date between the Company and Newco (the “Merger Agreement”).
     WHEREAS, all of the issued and outstanding capital stock of Newco is owned by the Investors;
     WHEREAS, the TAS Stockholders acquired from Monroe Capital Advisors LLC indebtedness of the Company in the approximate amount of $18.4 million (the “Monroe Debt”) and amended the terms of the Monroe Debt to decrease the interest rate and fees payable thereunder and to waive certain existing events of default under the Monroe Debt for the benefit of the Company and advanced to the Company additional working capital in the amount of $6.0 million thereunder (the “Term Loan C”) which in turn allowed the Company to amend the terms of its indebtedness to CIT Group/Business Credit, Inc. (the “CIT Debt”) to resolve certain existing events of default and to increase the amount of funding available under that facility (the “Debt Restructure”);
     WHEREAS, pursuant to a Participation Agreement between LJH and the Owl Creek Investors dated April 10, 2006, they agreed that LJH would own 80.52% of the Term Loan C, and would receive that percentage of any shares of the Common Stock, $.001 par value per share, of the Company (the “Company Common Stock”) into which the Term Loan C might be converted, and the Owl Creek Investors would own 19.48% of the Term Loan C and would receive that percentage of any Company Common Stock into which the Term Loan C might be converted (respectively, their “Pro Rata Shares”);
     WHEREAS, the Company has entered into the Merger Agreement with Newco, which provides that Newco will merge with and into the Company in a transaction whereby holders of the Company Common Stock other than the Investors (the “Public Stockholders”) will be entitled to receive a cash amount of $4.00 per share of Company Common Stock (the “Merger”), on the terms and conditions stated in the Merger Agreement;
     WHEREAS, in connection with the proposed Merger, Newco and the Investors have required that the Company enter into this Agreement providing for the Company to issue to the Investors, according to their Pro Rata Shares, up to 2,400,000 shares of Company Common Stock at a price of $2.50 per share (the “Company Stock Issuance”) in exchange for and in satisfaction of up to the outstanding principal balance of the Term Loan C, subject to the terms and conditions stated in this Agreement.

NOW, THEREFORE, THE INVESTORS, NEWCO AND THE COMPANY AGREE AS FOLLOWS:
     1.1 Defined Terms. Capitalized terms used in this Agreement and not otherwise defined have the meanings given them in the Merger Agreement.
     1.2 Consideration. In consideration of Newco’s entry into the Merger Agreement and the actions of the Investors in respect thereof, and for so long as the Merger Agreement remains in effect and has not been terminated, the Company agrees to issue to the Investors, according to their Pro Rata Shares, up to 2,400,000 shares of the Company Common Stock at a price of $2.50 per share ($6,000,000 in the aggregate) in exchange for and in full satisfaction of up to the outstanding principal balance of the Term Loan C (the “Conversion”) in compliance with the following requirements:
     (a) Purchase and Sale of Common Stock. The Company hereby agrees to issue to the Investors up to 2,400,000 shares of Common Stock (subject to adjustment as provided below) (the “Base Shares”) at a price of $2.50 per share (the “Base Price”) upon the written notice and demand therefor delivered to the Company by LJH (a “Purchase Notice”) and tender of the note evidencing the Term Loan C, subject to the terms and conditions of this Section 1.2. The closing of the purchase and sale of shares of Company Common Stock (the “Closing”) shall take place on the fifth Business Day following satisfaction or waiver of the conditions set forth in this Section 1.2, or such other date as is mutually agreed to by the Company and the Investors. The Closing shall be held at the offices of offices of Bracewell & Giuliani LLP, 500 N. Akard, Suite 4000, Dallas, Texas 75201, unless another place is agreed to in writing by the parties hereto At the Closing, the Company shall deliver to the Investors certificates representing the shares of Company Common Stock that the Investors are purchasing hereunder and LJH will deliver to the Company its acknowledgement of the payment of a portion of the $6,000,000 principal amount of the Term Loan C equal to the aggregate Base Price of the number of Base Shares stated in the Purchase Notice, after which the accrued unpaid interest on the Term Loan C and any remaining balance of the Term Loan C will remain outstanding and owed to LJH in accordance with the terms of the agreements governing the payment of such amounts with respect to the Term Loan C. The right of the Investors to purchase shares of Company Common Stock pursuant to this Section 1.2 is subject to the conditions that: (i) all required filings with the SEC by the Company, the Investors, Newco and its Affiliates shall have been made, and all related deliveries of documents to the stockholders of the Company and the passage of notice periods required under 13(e) of the Exchange Act and the rules and regulations thereunder shall have occurred; (ii) Newco and the Investors shall affirm in writing at the time of the purchase that immediately following such purchase Newco and the Investors will effectuate a merger of Newco into the Company pursuant to Section 253 of the DGCL in accordance with Section 5.04 of the Merger Agreement; (iii) Newco and the Investors shall affirm in writing that all shares of Company Common Stock owned by the Investors and their affiliates have been transferred to Newco; and (iv) no Adverse Recommendation Notice or Change in Company Recommendation, in each case in respect of a Superior Proposal and in accordance with Section 5.06 of the Merger Agreement, shall be in effect. Notwithstanding the foregoing, in the event the Merger Agreement is terminated in accordance with Section 7.01 thereof, the Investors and the Company agree that the Investors shall not be entitled to purchase any shares of Company Common Stock pursuant to this Section 1.2(a) and the purchase right provided hereunder shall be null and void and of no further effect.
     (b) Representations of Company. The Company represents and warrants to the Investors that the shares of Company Common Stock purchased under this Section 1.2, when issued, will be duly and validly issued, fully paid and nonassessable, and will (i) be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and (ii) not be issued in violation of any preemptive or similar rights of any stockholder of the Company.
     (c) Representations of Investors. Each of the Investors, severally and not jointly, represents and warrants to the Company that (i) such Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act; (ii) Company Common Stock purchased by such Investor pursuant to this Section 1.2 will be acquired by the Investor for the purpose of contributing such Company Common Stock to the capital of Newco, and as such is being purchased for investment for the account of Newco and not with a view to the resale or distribution of any part thereof or the grant of any participation therein, and (iii) except as set forth herein, neither such Investor nor Newco is obligated under any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any unaffiliated third person, with respect to any of such Company Common Stock, and neither of them has any present intention of entering into any such contract, agreement or understanding.
     (d) Adjustment of Share Purchase. Provided that Newco and the Investors collectively own at least 19,108,211 shares of the outstanding Company Common Stock, to the extent that the issuance of shares of Company Common Stock contemplated by this Section 1.2 would not result in the Investors and Newco owning in the aggregate at least ninety and one-tenth percent (90.1%) of the issued and outstanding Company Common Stock on the date of the Closing of such purchase, the number of shares of Company Common Stock which the Investors may purchase under this Section 1.2 will be increased to a number sufficient to result in such percentage of ownership, at a purchase price of $2.50 per share.
     (e) Anti-Dilution. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the Company Common Stock, in order to prevent the dilution or enlargement of the rights provided in Section 1.2, the Base Price and the number of Base Shares shall be proportionately adjusted. When any adjustment is required to be made pursuant to this paragraph (e), the Company shall promptly mail to Newco and the Investors a certificate setting forth the Base Price and the number of Base Shares after such adjustment and setting forth a brief statement of the facts requiring such adjustment.
     1.3 Support of Merger. (a) LJH represents and warrants that it is the beneficial owner of 15,385,812 shares of Company Common Stock (the “LJH Shares”). The Owl Creek Investors represent and warrant that they are the beneficial owners of an aggregate of 3,722,399 shares of the Company Common Stock (the “Owl Creek Shares”). LJH and the Owl Creek Investors are the sole stockholders of Newco. Prior to the Effective Time of the Merger, the LJH Shares and the Owl Creek Shares, together with any shares of Company Common Stock purchased pursuant to this Agreement (collectively, the “Newco Shares”) will be contributed to Newco and Newco will be the record holder of the Newco Shares at the Effective Time of the Merger.

     (b) The Investors will, and will cause Newco to, upon the execution of the Merger Agreement, deliver to the Company a copy of a written consent and proxy (the “Proxy”), executed by each of the Investors and by Newco in the form attached hereto as Exhibits A-1 and A-2 and covering all shares of Company Common Stock owned or acquired by any of them, irrevocably adopting the Merger Agreement and the Merger, including, without limitation, voting in favor of the adoption of the Merger Agreement by the Investors in their capacity as stockholders of Newco, voting in favor of the adoption of the Merger Agreement by Newco as a stockholder of the Company pursuant to Subsection 1.3(d), and by the Investors in their capacities as stockholders of the Company pursuant to Subsection 1.3(d) and, if applicable, voting in favor of a merger pursuant to Section 253 of the DGCL by the Investors in their capacities as stockholders of Newco. The Proxy will appoint Steven Gerard and Len Singer, and each of them individually, as their proxy and attorney in fact in accordance with the DGCL, will be irrevocable and coupled with an interest, provided that such Proxy will terminate upon the earlier to occur of the consummation of the Merger or any termination of the Merger Agreement.
     (c) Each of the Investors shall, and shall cause Newco to, at any meeting of the stockholders of the Company (whether annual or special, and whether or not an adjourned or postponed meeting), however called, pursuant to Section 5.01 of the Merger Agreement (A) when a meeting is held, appear at such meeting or otherwise cause each share of Company Common Stock it owns to be counted as present thereat for the purpose of establishing a quorum, (B) vote (or cause to be voted) in person or by proxy all shares of Company Common Stock it owns in favor of the adoption of the Agreement and the approval of the Merger and for any other matters necessary for consummation of the Transactions and (C) vote (or cause to be voted) all shares of Company Common Stock it owns against (X) any proposal for any recapitalization, reorganization, liquidation, merger, sale of assets or other business combinations between the Company and any other Person (other than the Merger) and (Y) any other action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions.
     (d) Each of the Investors shall, at any meeting of the stockholders of Newco (whether annual or special and whether or not an adjourned or postponed meeting), or in connection with any action of the stockholders of Newco by written consent, (A) when a meeting is held, appear at such meeting or otherwise cause each share of Newco’s voting capital stock it owns to be counted as present thereat for the purpose of establishing a quorum, (B) exercise all voting and related rights of such Investor with respect to each share of Newco’s voting capital stock it owns in favor of the adoption of the Agreement and the approval of the Merger (whether consummated under Section 251 or Section 253 of the DGCL) and for any other matters necessary for consummation of the Transactions, and (C) exercise all voting and related rights of such Investor with respect to each share of Newco’s voting capital stock it owns against any action that could reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the consummation of Merger or any of the Transactions.
     1.4 Subsequent Transactions. (a) Each of the Investors and Newco agrees with the Company that during the period commencing on the date of this Agreement and ending on the date that is six months following the termination of the Merger Agreement (the “Effective Period”), it will not agree with any person to cause the Company, or take any other action to cause the Company, to merge with any person pursuant to Section 253 of the DGCL, without the prior consent of the Special Committee, unless the terms of any such action or transaction include the payment or delivery to the Public Shareholders of at least the Agreed Consideration.

“Agreed Consideration” means cash in an amount of at least $4.00 per share of Company Common Stock. The Company agrees that the sale of the Company Common Stock owned by the Investors to a person who agrees to pay the Public Shareholders the same per share cash consideration as received by the Investors in any subsequent tender offer or merger, including any merger under Section 253 of the DGCL, will satisfy the requirements of this Section 1.4, even if such per share consideration is less than $4.00 per share.
     (b) If any of the Investors, Newco or the Company enters into a Subsequent Transaction, agrees to enter into a Subsequent Transaction, or the Investors or Newco agree to cause the Company to enter into a Subsequent Transaction, during the Effective Period, each of the Investors, Newco and the Company agrees that it will not enter into any binding agreement providing for such Subsequent Transaction that does not include as one of its terms the payment or delivery to the Public Shareholders of Agreed Consideration. For purposes of this Section 1.4, a “Subsequent Transaction” means any of the following:
     (i) any merger, consolidation, share exchange, sale of shares of Company Common Stock to a person not affiliated with the seller, business combination, recapitalization, liquidation, dissolution or other similar transaction (whether or not the Company is the entity surviving any such transaction) involving the Company or any of its Subsidiaries which results in any person beneficially owning 50% or more of any class of equity or voting securities of the Company or of any of its Subsidiaries or 50% or more of the assets of the Company and its Subsidiaries (directly or indirectly, including by the ownership of equity or voting securities);
     (ii) any sale, lease, exchange, transfer or other disposition (directly or indirectly, including by the transfer of equity or voting securities) of 50% or more of the assets of the Company and its Subsidiaries;
     (iii) any sale, exchange, transfer or other disposition of equity or voting securities in which the Company or any of its Subsidiaries participates and which results in any person beneficially owning 50% or more of any class of equity or voting securities of the Company or of any of its Subsidiaries; or
     (iv) any transaction or series of transactions, including a tender offer or exchange offer, that, if consummated, would result in any person beneficially owning more than 50% of any class of equity or voting securities of the Company or of any of its Subsidiaries.
     1.5 Waiver of Requirement, Amendment. The restrictions set forth in Section 1.4 may be waived, and this Agreement may only be amended, by the Company if such action is approved by (a) vote of a majority of the Public Shareholders present in person or by proxy at a duly called meeting of the Company’s stockholders or (b) the affirmative vote of a majority of the members of the Special Committee.
     1.6 Releases.
     (a) Release by Investors. Effective upon the consummation of the Merger, and in consideration of the benefit to be realized by each Investor as a consequence of the Merger, each Investor, except as set forth below, hereby releases, relinquishes, acquits, waives and forever discharges the Company, and each of the Company’s affiliates, officers, directors, agents, employees, representatives, attorneys and/or assigns (collectively the “Company Releasees”)

from any and all claims, counterclaims, rights, demands, actions, suits, requests, proceedings, liabilities or causes of action, whether known or unknown at the time of this Agreement, that such Investor or any of its affiliates may have, directly or indirectly (including pursuant to any class action), that arise out of or relate in any way to such Investor’s purchase, acquisition or ownership of shares of Company Common Stock and which have arisen prior to the date of this Agreement (the “Investor Released Claims”), including without limitation, to the extent relevant or applicable, claims that may arise out of or relate in any way to: (i) the Merger Agreement or Merger, or any actions of the Company Releasees in connection therewith; (ii) the Investor’s status as a stockholder of the Company, including (x) such Investor’s purchase of the senior subordinated convertible PIK notes due 2006 of the Company, (y) such Investor’s tender of senior subordinated convertible PIK notes due 2006 to the Company in the Company’s January 2005 and August 2005 tender offers in exchange for shares of the Company Common Stock, and/or (z) such Investor’s purchase of shares of Company Common Stock in the Company’s rights offering that closed on November 22, 2005); or (iii) claims arising solely by reason of an Investor’s status as a stockholder of the Company (including without limitation claims for negligence, gross negligence, fraud, negligent misrepresentation, breach of the duty of care, breach of the duty of loyalty, breaches of the duties of candor, good faith or fair dealing, or breaches of any other fiduciary duty). Each Investor agrees, for itself and on behalf of its affiliates, that it will never initiate, commence, institute, prosecute or otherwise participate in, either directly or indirectly, representatively (such as in a class action) or in any other capacity, any action of any description whatsoever, including both known and unknown claims, against the Company’s Releasees that seek damages or other relief arising out of or relating to an Investor Released Claim. This Section 1.6(a) does not apply to any claims arising specifically under this Agreement or the Merger Agreement, any rights or claims arising under any written contract between one or more of the Investors, any of their affiliates, and any of the Company or any of its subsidiaries, other than matters that are the subject to the Investor Released Claims and are expressly released hereunder, or LJH’s rights under the LJH Warrant (as that document is described in the Company’s filings with the U.S. Securities and Exchange Commission. Each of the Company Releasees other than the Company party to this Agreement, is an express third party beneficiary of the terms and conditions of this Section 1.6(a).
     (b) Release by Company and Subsidiaries. Effective upon the consummation of the Merger, the Company and each of its Subsidiaries who are signatories to this Agreement hereby release, relinquish, acquit, waive and forever discharge each Investor, and each of such Investor’s officers, directors, employees, attorneys, representatives (including John R. Cawthron in his capacity as a representative of LJH), affiliates, predecessors, successors, or assigns (all such Persons being referred to herein as the “Investor Released Parties”) from any and all claims, counterclaims, rights, demands, actions, suits, requests, proceedings, liabilities or causes of action whether known or unknown at the time of this Agreement, that any of the Company and its Subsidiaries may have, directly or indirectly (including pursuant to any class action), which claims (collectively, the “Company Released Claims”) have arisen prior to the date of this Agreement and arise out of or relate in any way to: (a) the LJH Debt; (b) the CIT Debt; (c) the Merger Agreement or Merger (together, the “Transaction Agreements”) or any actions of the Investor Released Parties in connection therewith; (d) any action of LJH, or by any Investor Released Party on behalf of LJH, in its capacity as a lender to the Company, with respect to the LJH Debt; or (e) any Investor’s status as a stockholder of the Company, or arising out of any action by an Investor Released Party on behalf of an Investor in its capacity as a stockholder of the Company (including without limitation claims for negligence, gross negligence, fraud, negligent misrepresentation, breach of the duty of care, breach of the duty of loyalty, breaches of the duties of candor, good faith or fair dealing, or breaches of any other fiduciary duty). The Company and each of its Subsidiaries, agree, for themselves and on behalf of each of their affiliates, that they will never initiate, commence, institute, prosecute or otherwise participate in, either directly or indirectly, representatively (such as in a class action) or in any other capacity, any action of any description whatsoever, including both known and unknown claims, against any Investor Released Party that seeks damages or other relief arising out of or relating to the Company Released Claims. Notwithstanding the foregoing, nothing contained in this Section 1.6(b) shall release (i) any right or claim of the Companies arising under or pursuant to the Merger Agreement, this Agreement, or any other written contract or written agreement between any Company and any of the Investor Released Parties related to matters other than the matters that are the subject of the Company Released Claims that are expressly released hereunder, or (ii) claims for indemnification by any Investor Released Party who is serving or has served as an officer or director of one or more of the Company or any Subsidiary under the laws of the jurisdiction of organization and/or the Certificate (or Articles) of Incorporation or By-Laws of any of the Company or such Subsidiary. Each of the Investor Released Parties, other than Investors party to this Agreement, is an express third party beneficiary of the terms and conditions of this Section 1.6(b).
     1.7 Notice. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand or by messenger addressed:
     If to LJH or to Newco, to it at 377 Neva Lane, Denison, TX 75020 attention: Mr. Lacy Harber, telecopy: (903) 465-6514, with a copy to Bracewell & Giuliani, LLP, 500 N. Akard Street, Suite 4000, Dallas, Texas 75201-3387, attention: Michael W. Tankersley, Esq., telecopy (214) 758-8366, or at such other address as LJH or Newco shall have specified by notice to the other parties to this Agreement.
     If to any of the Owl Creek Investors, to it at 640 Fifth Avenue, 20th Floor, New York, NY 10019, attention: Mr. Daniel Sapadin, with a copy to Schulte Roth & Zabel, LLP, 919 Third Avenue, New York, NY 10022 , attention: Peter J. Halasz, Esq., telecopy: (212-593-5955.
     If to the Company, to it at TIMCO Aviation Services, Inc., 623 Radar Road, Greensboro, NC 27410, attention: Chairman, CEO and CFO, with a copy to Akerman Senterfitt, One Southeast Third Avenue, 28th Floor, Miami, FL 33131, attention: Philip B. Schwartz, telecopy (305) 374-5095, copy to: Richards, Layton & Finger, P.A. One Rodney Square, P. O. Box 551, Wilmington, DE 19899, Attention: Mark Gentile, telecopy (302) 658-6548.
     All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile or e-mail (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) 72 hours after being deposited in the U.S. mail, first class with postage prepaid. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.
     1.8 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the personal representatives, successors and assigns of the respective parties hereto. Each representation, warranty, covenant, agreement, liability or obligation of an Investor set forth in or arising out of this Agreement (each being an “Obligation”) is agreed by the parties to be the several and not joint Obligation of that Investor, and no Investor shall have any responsibility or liability for the actions of any other Investor. The Investors and Newco shall require as a condition to any sale, transfer assignment or other disposition of their shares of Company Common Stock that the person obtaining such Company Common Stock agree to be bound by this Agreement with respect to such shares, including, without limitation, the granting of a proxy with respect to such shares.
     1.9 General. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. This Agreement and the other written agreements of the parties referred to herein constitute the entire understanding of the parties hereto with respect to the subject matter hereof and thereof and supersede all present and prior agreements, whether written or oral.
     1.10 Governing Law; Jurisdiction; Jury Waiver. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State, without giving effect to any other choice of Law or conflict of Law provision or rule (whether of the State of Delaware or otherwise). The parties hereto hereby:
     (a) submit to the exclusive jurisdiction of any such state or federal court sitting in the State of Delaware for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto; and
     (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts.
     (c) EACH PARTY TO THIS AGREEMENT WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT.
     1.11 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. One or more counterparts of this Agreement or any Exhibit or Schedule hereto may be delivered via facsimile and such facsimile counterpart shall have the same effect as an original counterpart hereof.
[Signature pages follow]

The undersigned have executed this Agreement as of the date first above written.

TIMCO AVIATION SERVICES, INC.

By:		/s/ Ronald Utecht

Name:		Ronald Utecht
Title:		President

TAS HOLDING, INC.

By:		/s/ John R. Cawthron

Name:		John R. Cawthron
Title:		President

LJH, LTD.

By DLH Management, L.L.C., its general partner

By:		/s/ Lacy J. Harber

Lacy Harber, President

OWL CREEK I, L.P.
	By:	Owl Creek Advisors, LLC
its General Partner

By:	/s/ Jeffrey Altman

Name:	Jeffrey Altman
Title:	Managing Partner

OWL CREEK II, L.P.
	By:	Owl Creek Advisors, LLC its General Partner

By:	/s/ Jeffrey Altman

Name:	Jeffrey Altman
Title:	Managing Partner

OWL CREEK OVERSEAS FUND, LTD.

By:	/s/ Jeffrey Altman

Name:	Jeffrey Altman
Title:	Director

OWL CREEK OVERSEAS FUND II, LTD.

By:	/s/ Jeffrey Altman

Name:	Jeffrey Altman
Title:	Director

OWL CREEK SOCIALLY RESPONSIBLE
INVESTMENT FUND, LTD.

By:	/s/ Jeffrey Altman

Name:	Jeffrey Altman
Title:	Director
Subsidiaries executing this Agreement for purposes of Section 1.6(b):

AIRCRAFT INTERIOR DESIGN, INC.

By:	/s/ Kevin Carter

	Name:	Kevin Carter
	Title:	Senior Vice President-Finance

BRICE MANUFACTURING COMPANY, INC.

By:	/s/ Kevin Carter

	Name:	Kevin Carter
	Title:	Senior Vice President-Finance

TIMCO ENGINE CENTER, INC.

By:	/s/ Kevin Carter

	Name:	Kevin Carter
	Title:	Senior Vice President-Finance

TIMCO ENGINEERED SYSTEMS, INC.

By:	/s/ Kevin Carter

	Name:	Kevin Carter
	Title:	Senior Vice President-Finance

TRIAD INTERNATIONAL MAINTENANCE CORPORATION

By:	/s/ Kevin Carter

Name: Kevin Carter
Title: Senior Vice President-Finance

AVIATION SALES DISTRIBUTION SERVICES COMPANY

By:	/s/ Kevin Carter

Name: Kevin Carter
Title: Senior Vice President-Finance

AVIATION SALES LEASING COMPANY

By:	/s/ Kevin Carter

Name: Kevin Carter
Title: Senior Vice President-Finance

AVIATION SALES PROPERTY MANAGEMENT CORP.

By:	/s/ Kevin Carter

Name: Kevin Carter
Title: Senior Vice President-Finance

AVS/CAI, INC.

By:	/s/ Kevin Carter

Name: Kevin Carter
Title: Senior Vice President-Finance

AVS/M-1, INC.

By:	/s/ Kevin Carter

Name: Kevin Carter
Title: Senior Vice President-Finance

AVS/M-2, INC.

By:	/s/ Kevin Carter

Name: Kevin Carter
Title: Senior Vice President-Finance

AVS/M-3, INC.

By:	/s/ Kevin Carter

Name: Kevin Carter
Title: Senior Vice President-Finance

AVSRE, L.P.

By:	Aviation Sales Property Management Corp.,
its general partner

	By:	/s/ Kevin Carter

Name: Kevin Carter
Title: Senior Vice President-Finance

HYDROSCIENCE, INC.

By:	/s/ Kevin Carter

Name: Kevin Carter
Title: Senior Vice President-Finance

TMAS/ASI, INC.

By:	/s/ Kevin Carter

Name: Kevin Carter
Title: Senior Vice President-Finance

WHITEHALL CORPORATION

By:	/s/ Kevin Carter

Name: Kevin Carter
Title: Senior Vice President-Finance

Exhibit A-1

IRREVOCABLE PROXY
TO VOTE STOCK OF
TIMCO AVIATION SERVICES, INC.
AND
TAS HOLDING, INC.
     The undersigned stockholder of (1) TIMCO Aviation Services, Inc., a Delaware corporation (the “Company”) and (2) TAS Holding, Inc., a Delaware corporation (“Newco”), hereby irrevocably (to the full extent permitted by the General Corporation Law of the State of Delaware) appoints Steven Gerard and Len Singer, and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company and Newco that now are or hereafter may be owned beneficially and of record by the undersigned, and any and all other shares or securities of the Company or Newco issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Proxy. The Shares owned beneficially and of record by the undersigned stockholder as of the date of this Proxy are listed beneath the undersigned’s signature on the final page of this Proxy. Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below). This Proxy shall be effective immediately following the execution and delivery of the Unanimous Written Consent of the Stockholders of TAS Holding, Inc. to be executed immediately following the execution of the Merger Agreement (as defined below).
     This Proxy is coupled with an interest, is irrevocable (to the extent permitted by the General Corporation Law of the State of Delaware), is granted pursuant to that certain Conversion, Support and Release Agreement of even date herewith (the “Support Agreement”), by and among the Company, Newco, LJH, Ltd., a Texas limited partnership, Owl Creek I, L.P., Owl Creek II L.P., Owl Creek Overseas Fund, Ltd. and Owl Creek Overseas Fund II, Ltd. and certain other parties thereto and is granted in consideration of Newco’s and the Company’s willingness to propose and negotiate towards the execution of an agreement and plan of merger by and between the Company and Newco (the “Merger Agreement”) providing for the merger of Newco with and into the Company (the “Merger”). As used herein, the term “Expiration Date” shall mean the earliest to occur of (1) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (2) the date of termination of the Merger Agreement.
     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the General Corporation Law of the State of Delaware), at every annual, special, adjourned or postponed meeting of the stockholders of the Company or Newco, as the case may be, and in every written consent in lieu of such meeting (1) in favor of (X) adoption of the Merger Agreement, (Y) the approval of the Merger (whether consummated pursuant to Section 251 or (if applicable) Section 253 of the General Corporation Law of the State of Delaware and the transactions contemplated thereby and (Z) the adjournment of any meeting of the stockholders of the Company if the Special Committee of the Board of Directors of the Company recommends such adjournment; and (2) against (X) any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Merger) between the Company and any person or entity other than Newco, (Y) any other action or agreement that could result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or Newco under the Merger Agreement or the undersigned under the Support Agreement or that could result in any of the conditions to the Company’s or Newco’s obligations under the Merger Agreement not being fulfilled and (Z) any other action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the transactions contemplated thereby. In addition to the other covenants and agreements of the undersigned stockholder provided for elsewhere in this Agreement, from the execution of this Agreement until the Expiration Date, the undersigned stockholder shall not enter into any agreement, arrangement or understanding with any person or entity to take any of the actions described in clause (2) of the foregoing sentence, or the effect of which would be inconsistent with or violate the provisions and agreements contained in this Proxy. The undersigned shall, and the attorneys and proxies named herein, and each of them, are hereby authorized and empowered on behalf of the undersigned to, direct the record owners (if not the undersigned) of any Shares to take any and all actions and to execute such documents (including, without limitation, execution of a proxy) to enable the voting of the Shares pursuant to and in accordance with this Proxy.
     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.
     The authority granted to the named attorneys and proxies by this Proxy is limited to the express subject matter, actions and authority described in this Proxy. No other or greater authority is to be implied from the granting of this Proxy. The undersigned stockholder retains the right, power and authority to exercise all other rights associated with the ownership of the shares of the Company and Newco subject to the Proxy, including voting rights, that are not expressly granted to the attorneys and proxies named herein.
     This Proxy is irrevocable (to the extent provided in the General Corporation Law of the State of Delaware).
     Dated: July 31, 2006

(Signature of Stockholder)

(Print Name of Stockholder)

Shares owned beneficially and of record:
Company Shares	Number

Newco Shares	Number

Exhibit A-2

IRREVOCABLE PROXY
TO VOTE STOCK OF
TIMCO AVIATION SERVICES, INC.
AND
TAS HOLDING, INC.
     The undersigned, TAS Holding, Inc., a Delaware corporation (“Newco”), hereby irrevocably (to the full extent permitted by the General Corporation Law of the State of Delaware) appoints Steven Gerard and Len Singer, and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of TIMCO Aviation Services, Inc., a Delaware corporation (the “Company”) and Newco that now are or hereafter may be owned beneficially and of record by the undersigned, and any and all other shares or securities of the Company or Newco issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Proxy. The Shares owned beneficially and of record by the undersigned stockholder as of the date of this Proxy are listed beneath the undersigned’s signature on the final page of this Proxy. Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below). This Proxy shall be effective immediately following the execution and delivery of the Unanimous Written Consent of the Stockholders of TAS Holding, Inc. to be executed immediately following the execution of the Merger Agreement (as defined below).
     This Proxy is coupled with an interest, is irrevocable (to the extent permitted by the General Corporation Law of the State of Delaware), is granted pursuant to that certain Conversion, Support and Release Agreement of even date herewith (the “Support Agreement”), by and among the Company, Newco, LJH, Ltd., a Texas limited partnership, Owl Creek I, L.P., Owl Creek II L.P., Owl Creek Overseas Fund, Ltd. and Owl Creek Overseas Fund II, Ltd. and certain other parties thereto and is granted in consideration of Newco’s and the Company’s willingness to propose and negotiate towards the execution of an agreement and plan of merger by and between the Company and Newco (the “Merger Agreement”) providing for the merger of Newco with and into the Company (the “Merger”). As used herein, the term “Expiration Date” shall mean the earliest to occur of (1) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (2) the date of termination of the Merger Agreement.
     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the General Corporation Law of the State of Delaware), at every annual, special, adjourned or postponed meeting of the stockholders of the Company or Newco, as the case may be, and in every written consent in lieu of such meeting (1) in favor of (X) adoption of the Merger Agreement, (Y) the approval of the Merger (whether consummated pursuant to Section 251 or (if applicable) Section 253 of the General Corporation Law of the State of Delaware and the transactions contemplated thereby and (Z) the adjournment of any meeting of the stockholders of the Company if the Special Committee of the Board of Directors of the Company recommends such adjournment; and (2) against (X) any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Merger) between the Company and any person or entity other than Newco, (Y) any other action or agreement that could result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or Newco under the Merger Agreement or the undersigned under the Support Agreement or that could result in any of the conditions to the Company’s or Newco’s obligations under the Merger Agreement not being fulfilled and (Z) any other action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the transactions contemplated thereby. In addition to the other covenants and agreements of the undersigned stockholder provided for elsewhere in this Agreement, from the execution of this Agreement until the Expiration Date, the undersigned stockholder shall not enter into any agreement, arrangement or understanding with any person or entity to take any of the actions described in clause (2) of the foregoing sentence, or the effect of which would be inconsistent with or violate the provisions and agreements contained in this Proxy. The undersigned shall, and the attorneys and proxies named herein, and each of them, are hereby authorized and empowered on behalf of the undersigned to, direct the record owners (if not the undersigned) of any Shares to take any and all actions and to execute such documents (including, without limitation, execution of a proxy) to enable the voting of the Shares pursuant to and in accordance with this Proxy.
     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.
     The authority granted to the named attorneys and proxies by this Proxy is limited to the express subject matter, actions and authority described in this Proxy. No other or greater authority is to be implied from the granting of this Proxy. The undersigned stockholder retains the right, power and authority to exercise all other rights associated with the ownership of the shares of the Company and Newco subject to the Proxy, including voting rights, that are not expressly granted to the attorneys and proxies named herein.
     This Proxy is irrevocable (to the extent provided in the General Corporation Law of the State of Delaware).
     Dated: July 31, 2006

TAS HOLDING, INC.
By:
John Cawthron, President

Shares owned beneficially and of record:
Company Shares	Number

Common Stock	0

Newco Shares	Number

Common Stock	0